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                                  EXHIBIT 10.3


                                 FIRST AMENDMENT


                  This First Amendment is made and entered into this 28th day of December 1998 by and between the MASSACHUSETTS INSTITUTE OF TECHNOLOGY, a corporation duly organized and existing under the laws of the Commonwealth of Massachusetts and having its principal office at 77 Massachusetts Avenue, Cambridge, Massachusetts 02139, U.S.A. ("M.I.T.") and SOLIGEN TECHNOLOGIES, INC. a corporation duly organized under the laws of the State of Wyoming and having its principal office at 19408 Londelius Street, Northridge, California 91324 U.S.A. ("LICENSEE").
         WHEREAS, M.I.T. and LICENSEE entered into a License Agreement on October 18, 1991 (the "Prior Agreement");
         WHEREAS, M.I.T. and LICENSEE Amended the Restated the Prior Agreement as amended on August 8, 1996 ("8/3/96 License Agreement");
         WHEREAS, M.I.T. and LICENSEE wish to correct for an accounting error related to waiver of royalties due under the 8/3/96 License Agreement and the Prior Agreement.

NOW, THEREFORE in consideration of the premises and the mutual covenants containing herein, the parties hereto agree as follows:

1.       Section 4.1(a) and (b) are deleted and replaced with the following:

         4.1(a). Running Royalties in an amount equal to Four and One Half Percent (4.5%) of Net Sales of the LICENSED PRODUCTS, metal END-PRODUCTS, and LICENSES PROCESSES used, leased or sold by and/or for LICENSEE; provided however that during the period commencing January 1, 1997 and terminating on December 15, 1999, M.I.T. shall waive the first One Hundred Fifty Thousand Dollars ($150,000) of Running Royalties due pursuant to this Paragraph.

2.       Section 4.1(c) is re-designated 4.1(b).


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3.       A new Section 4.1(c) shall be added as follows:

         4.1(c). Beginning with calendar 2000 and in each year thereafter, if LICENSEE shall not have paid M.I.T. at least Fifty Thousand Dollars ($50,000) in royalty payments pursuant to Section 4.1(a) and/or 4.1(b), then LICENSEE shall, within 30 days of the end of the calendar year, pay to M.I.T. the difference between Fifty Thousand Dollars ($50,000) and the amount paid to M.I.T. pursuant to Section 4.1(a) and/or 4.1(b) during the preceding year.

IN WITNESS WHEREOF, the parties have duly executed the Agreement the day and year set forth below


MASSACHUSETTS INSTITUTE OF                    SOLIGEN TECHNOLOGIES, INC.
TECHNOLOGY

By:      /s/ John H. Turner Jr.               By:     /s/ Yehoram Uziel
Name:    John H. Turner Jr.                   Name:   Yehoram Uziel
Title:   Assistant Director                   Title:  CEO
         Technology Licensing Office
Date:    December 22, 1998                    Date:   December 28, 1998


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